Exhibit 4.1
CLASS A COMMON STOCK CLASS A COMMON STOCK
SAS
TM INCORPORATED UNDER THE LAWS OF CUSIP TO COME THE STATE OF DELAWARE Spirit AeroSystems Holdings, Inc.
SEE REVERSE FOR CERTAIN DEFINITIONS
This Certifies that is the record holder of FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK, $0.01 PAR VALUE, OF Spirit AeroSystems Holdings, Inc. BY: COUNTERSIGNED
transferable on the books of the Corporation in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers. Dated: AND zz z z z z z REGISTERED: z z z z z z z z zz TE M z z z z YS • ••• • S [z] z [z] • • [z] S • • •• • H [z] z [z] • • RPOR • AUTHORIZED z O • • [z] z • C O • z R • A T •• O [z] • z • [z] z TRANSFER AGENT
z E • SEAL E • z • • L z z A • • z z z • • THE BANK OF NEW YORK z T • z AND • • z I • • 2005 D z
CORPORATE SECRETARY z R • E • PRESIDENT AND CHIEF EXECUTIVE OFFICER
z • zREGISTRAR z • • I SIGNATURE z IP • • DE LAWAR z [z] • • • • •• z z S • • • • • , S • G • N z [z] • N • • I • • • z z z . C [z] z [z] z z z zz z z z z z z zz z z z z z z z z z

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 PROOF OF NOVERMBER 16, 2006 SPIRIT AEROSYSTEMS HOLDINGS, INC. TSB 25244 FC Lot 1

SALES: J. DICKINSON 708-385-9112	Operator: Ron/Anthony

/ ETHER 7 / LIVE JOBS / S / SPIRIT 25244 FC Lot 1	Rev. 1